Exhibit (21)



                        Venturian Corp. and Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT

                                December 31, 1999



The Company's subsidiaries are:


                                                         State or Other
                                                     Jurisdiction in which
            Name                                   Incorporated or Organized
            ----                                   -------------------------

Napco International Inc.                                   Minnesota

Hopkins Tech Center LLC                                    Minnesota

Napco International Foreign Sales Corporation              U.S. Virgin Islands

Atio Corporation USA, Inc.                                 Minnesota